Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2021, relating to the consolidated financial statements of Arvinas, Inc. and subsidiaries, and the effectiveness of Arvinas, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Arvinas, Inc. and subsidiaries for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Hartford, Connecticut March 1, 2021